EXHIBIT 99

Investor Relations	Public Service Enterprise Group 80 Park Plaza, T4 Newark, NJ 07102

CONTACT:
Media Relations	Investor Relations
Marijke.Shugrue@pseg.com	Carlotta.Chan@pseg.com
908-531-4253	973-430-6565

PSEG ANNOUNCES 2020 THIRD QUARTER RESULTS

$1.14 PER SHARE OF NET INCOME

NON-GAAP OPERATING EARNINGS OF $0.96 PER SHARE

Narrows Non-GAAP Operating Earnings Guidance to $3.35 - $3.50 Per Share

Landmark $1 Billion Clean Energy Future - Energy Efficiency Program Approved

(October 30, 2020 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported Net Income for the third quarter of 2020 of $575 million, or $1.14 per share, compared to Net Income of $403 million, or $0.79 per share, in the third quarter of 2019. Non-GAAP Operating Earnings for the third quarter of 2020 were $488 million, or $0.96 per share, compared to non-GAAP Operating Earnings for the third quarter of 2019 of $495 million, or $0.98 per share. Non-GAAP results for the third quarter exclude items shown in Attachments 8 and 9.

Ralph Izzo, chairman, president and chief executive officer commented, “We delivered a solid quarter at both PSE&G and PSEG Power and remain on track to deliver full year results within our updated range which removes five cents per share from the lower end. Last month, the New Jersey Board of Public Utilities (NJBPU) approved the settlement of our Clean Energy Future – Energy Efficiency (CEF-EE) filing. PSE&G was authorized to invest $1 billion over three years in programs that will allow us to work toward universal access to energy efficiency for all New Jersey customers. This will lower customer bills and shrink their carbon footprint. PSE&G’s CEF-EE investment program will also establish significant job training programs and create over 3,200 clean energy jobs, as it also helps New Jersey avoid 8 million metric tons of carbon emissions through 2050.”

Izzo continued, “In early August, Tropical Storm Isaias wreaked havoc with powerful winds and heavy rains in a fast moving storm that left approximately 575,000 of our New Jersey and 420,000 Long Island customers without power. This was the most damaging storm experienced in the region since Superstorm Sandy. PSE&G and PSEG LI worked around the clock alongside nearly 3,000 mutual aid personnel in New Jersey and over 5,000 in Long Island to restore 90% and 80% of affected customers in NJ and LI within 72 hours, respectively. Our commitment to safely providing reliable service to all our customers remains PSEG’s core focus.

Our service area experienced significantly warmer weather during the first half of the summer that helped to moderate the load loss seen earlier in the year from the ongoing economic impacts of the COVID-19 pandemic. New Jersey has aggressively managed its positivity rates since the spring with some recent resurgence and continues a phased reopening of businesses, schools, and activities, which will determine the pace of economic recovery.

PSEG is also continuing efforts to optimize strategic alternatives for PSEG Power’s non-nuclear generating fleet to accelerate the transformation of PSEG into a primarily regulated electric and gas utility focused on reliability and resiliency infrastructure, clean energy investments, methane reduction, and zero-carbon generation. We expect to begin marketing the non-nuclear assets later this year,” said Izzo.

The following table provides a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the third quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Third Quarter Comparative Results

2020 and 2019

	Income ($ millions)		Diluted Earnings Per Share
	2020	2019	2020	2019
Net Income	$575	$403	$1.14	$0.79
Reconciling Items	(87)	92	(0.18)	0.19

Non-GAAP Operating Earnings	$488	$495	$0.96	$0.98

Avg. Shares	507M	507M

Ralph Izzo added, “We are updating and narrowing PSEG’s full-year 2020, non-GAAP Operating Earnings guidance to $3.35 to $3.50 per share, raising the low end of our guidance to reflect strong cost control at PSEG Power and overall results through the first three quarters of the year. We are aggressively managing our cost structure in both businesses. PSE&G is on schedule with its 2020 capital investment program, and PSEG Power continues to advocate for the preservation of New Jersey nuclear generation with the filing of an application to extend the Zero Emission Certificate program into 2025 as we also work to optimize Power’s fleet in pursuit of a mostly regulated and contracted business profile. We remain on-track to execute on PSEG’s 2020-2024, $13 billion to $15.7 billion capital plan, which we updated following the Clean Energy Future – EE decision. We continue to expect to fund these investments without the need to issue new equity as we prioritize greater visibility in our regulated earnings and opportunities for dividend growth.”

The following table outlines PSEG’s updated expectations for non-GAAP Operating Earnings in 2020 by subsidiary:

2020 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

	Updated 2020E	Original 2020E
PSE&G	$1,325 - $1,355	$1,310 - $1,370
PSEG Power	$385 - $430	$345 - $435
PSEG Enterprise/Other	($10)	($5)
Non-GAAP Operating Earnings	$1,700 - $1,775	$1,675 - $1,775
Non-GAAP Operating EPS	$3.35 - $3.50	$3.30 - $3.50

E = Estimate

Results and Outlook by Operating Subsidiary

Public Service Electric & Gas

Third Quarter 2020 and 2019 Comparative Results

($ millions, except EPS)

PSE&G	3Q 2020	3Q 2019	Q/Q Change
Net Income	$313	$344	$(31)
Earnings Per Share	$0.61	$0.68	$(0.07)

The utility’s third quarter results reflected several items that largely reflect tax adjustments that are timing in nature. For the year to date, PSE&G results remain on track to achieve our full-year guidance, driven by revenue growth from ongoing capital investment programs, lower pension expense and cost control.

Investment in transmission added $0.04 per share to third quarter Net Income. Electric margin was $0.01 per share favorable compared to the year-earlier quarter, driven by higher residential volumes. Summer 2020 weather was $0.01 per share ahead of weather experienced in third quarter 2019. Operating and Maintenance (O&M) expense was $0.03 unfavorable versus third quarter 2019 primarily reflecting more gas work, and internal labor costs from Tropical Storm Isaias, partly offset by the reversal of certain COVID-19 related costs recognized in prior quarters.

In July 2020, the NJBPU authorized PSE&G to defer certain expenses incurred because of the COVID-19 pandemic. In August, PSE&G filed for the first deferral covering the period from early March through June 30, 2020. To reflect the order, PSE&G deferred certain COVID-19 related O&M and gas bad debt expense previously recorded, and established a corresponding regulatory asset of approximately $0.05 per share for future recovery.

Largely offsetting this timing item, PSE&G reversed a $0.04 accrual under the weather normalization clause (WNC), for collection of lower gas margins resulting from warmer than normal weather earlier in the year, due to recovery limitations under that clause’s earnings test.

Distribution related depreciation lowered Net Income by $0.01 per share. Non-operating pension expense was $0.01 per share favorable compared with last year’s third quarter. Flow through taxes and other items lowered Net Income by $0.07 per share compared to third quarter 2019, driven largely by the timing of taxes and taxes related to bad debt expense. The majority of these tax items are expected to reverse over the coming quarters through 2021 and beyond.

Summer weather during Q3 2020, as measured by the Temperature-Humidity Index, was nearly 18% warmer than normal and 7% warmer than in the third quarter of 2019. Weather normalized electric sales for the quarter declined by approximately 1% versus last year, with residential loads up 7% but were more than offset by lower commercial and industrial sales that were approximately 6% lower. For the year to date period, weather normalized electric sales were down 3% and gas sales were flat, as the net impact of higher residential volume only partially offsets lower commercial and industrial sales. Residential electric and gas sales and usage were up 5% and 4%, respectively, on a weather normalized basis year-to-date.

On September 23, the NJBPU approved a settlement of PSE&G’s CEF-EE filing, outlining a $1 billion commitment toward energy efficiency investments over the next three years that will extend universal access to energy efficiency savings through ten residential, commercial and industrial programs. CEF-EE investments will receive recovery of and on capital through a clause mechanism at the current authorized return on equity of 9.6%. These EE programs will help New Jersey achieve the NJBPU’s preliminary energy savings targets of 2.15% for electricity and 1.1% for gas within five years. In addition, the NJBPU approved a Conservation Incentive Program (CIP), allowing for the recovery of sales variations in revenues, such as those that could be caused by energy efficiency, weather, and other variables. The CIP will begin in June 2021 for electric revenues and in October 2021 for gas revenues, at which time the weather normalization clause addressing gas weather variations will be phased-out.

In October, PSE&G filed its annual transmission formula rate update with the Federal Energy Regulatory Commission to reflect, among other updates, net plant additions. PJM cost reallocations will more than offset the higher revenue requirements and result in a net reduction in costs to PSE&G customers when implemented in January 2021.

PSE&G’s capital plan remains on schedule with approximately $700 million deployed in the third quarter and $1.9 billion through September 30 as part of its 2020 capital investment program of approximately $2.7 billion in infrastructure upgrades to its transmission and distribution facilities to maintain reliability, increase resiliency and replace aging energy infrastructure.

Following the NJBPU’s approval of the CEF-EE settlement, PSE&G updated its 2020-2024 Compound Annual Growth in Rate Base projection to 7% to 8%, from the prior 6.5% to 8%, and narrowed PSE&G’s capital investment program over the same 5-year period to $12.5 billion to $14.7 billion.

PSE&G in partnership with Governor Murphy and the NJBPU, extended to March 2021 the temporary suspension of non-safety related electric and gas residential service shut-offs that began in March 2020.

PSE&G’s forecast of Net Income for 2020 has been updated to $1,325 million - $1,355 million (from $1,310 million - $1,370 million).

PSEG Power

Third Quarter 2020 and 2019 Comparative Results

($ millions, except EPS)

PSEG Power	3Q 2020	3Q 2019	Q/Q Change
Net Income	$254	$53	$201
Earnings Per Share (EPS)	$0.51	$0.10	$0.41
Non-GAAP Operating Earnings	$167	$145	$22
Non-GAAP EPS	$0.33	$0.29	$0.04
Non-GAAP Adjusted EBITDA	$349	$322	$27

PSEG Power’s third quarter non-GAAP Operating Earnings were positively affected by several items that improved results by $0.04 per share compared to the year-ago quarter. The scheduled rise in PJM capacity revenue on June 1 increased non-GAAP Operating Earnings comparisons by $0.03 per share compared with Q3 2019. Reduced generation volumes lowered results by $0.02 per share versus Q3 2019. Re-contracting and market impacts reduced results by $0.02 per share versus the year-ago quarter. Gas operations were $0.02 per share higher. Lower O&M expense was $0.03 per share favorable compared with last year’s third quarter, reflecting lower fossil maintenance costs including the absence of a major Linden outage in Q3 2019. Lower interest and lower depreciation expense combined to add $0.01 per share versus the year-ago quarter. New Jersey implemented an increase in a corporate surtax to 2.5% during the quarter, lowering comparisons by $0.01 per share to third quarter 2019.

Total generation output declined by 9% to 14.9 TWh for the third quarter of 2020, reflecting the sale of the Keystone and Conemaugh units last fall. PSEG Power’s CCGT fleet produced 6.7 TWh of output, down 7%, reflecting lower market demand driven by ongoing COVID-19 related restrictions on economic activity in the state. The nuclear fleet operated at an average capacity factor of 95.7% for the quarter, producing 8.2

TWh, up 5% over Q3 2019, and representing 55% of total generation.

PSEG Power continues to forecast total output for 2020 of 50 - 52 TWh. For the remainder of 2020, Power has hedged approximately 95% - 100% of production at an average price of $36 per MWh. For 2021, Power has hedged 75% - 80% of forecast production of 48 - 50 TWh at an average price of $35 per MWh. Power is also forecasting output for 2022 of 48 - 50 TWh. Approximately 35% – 40% of Power’s output in 2022 is hedged at an average price of $34 per MWh.

We are updating both the forecast of PSEG Power’s non-GAAP Operating Earnings for 2020 to a range of $385 million - $430 million (from $345 million - $435 million), and our estimate of non-GAAP Adjusted EBITDA to a range of $980 million to $1,045 million (from $950 million - $1,050 million).

PSEG Enterprise/Other

PSEG Enterprise/Other reported Net Income of $8 million ($0.02 per share) for the third quarter of 2020 compared to Net Income of $6 million ($0.01 per share) for the third quarter of 2019. Net Income for the quarter reflects ongoing contributions from PSEG Long Island and lower taxes that were partially offset by a loss on the sale of the Powerton and Joliet investments at Energy Holdings.

The forecast for PSEG Enterprise/Other for 2020 has been updated to a Net Loss of $10 million (from a Net Loss of $5 million).

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 12 consecutive years (https://corporate.pseg.com).

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can also use the “Email Alerts” link at https://investor.pseg.com to sign up for automatic email alerts regarding new postings.

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 8 and 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this release about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	market risks impacting the operation of our generating stations;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the impact on our New Jersey nuclear plants if such plants are not awarded Zero Emission Certificates (ZEC) in future periods, there is an adverse change in the amount of future ZEC payments, the ZEC program is overturned or modified through legal proceedings or if adverse changes are made to the capacity market construct;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	the impact of state and federal actions aimed at combating climate change on our natural gas assets;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	the impact of any future rate proceedings;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•

any equipment failures, accidents, severe weather events or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations;

•	the impact of the ongoing coronavirus pandemic;

•	the impact of acts of war, terrorism, cybersecurity attacks or intrusions; and

•

failure to sell or otherwise dispose of all or a portion of PSEG Power’s non-nuclear generating fleet on terms that are favorable to us, or at all, or any delay of such transaction or transactions due to market conditions, the failure to satisfy conditions to closing or otherwise.

All of the forward-looking statements made in this release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this release apply only as of the date of this release. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended September 30, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,370	$(36)	$1,660	$746

OPERATING EXPENSES
Energy Costs	775	(178)	663	290
Operation and Maintenance	767	145	409	213
Depreciation and Amortization	317	8	218	91
Gain on Asset Dispositions	(122)	—	—	(122)

Total Operating Expenses	1,737	(25)	1,290	472
OPERATING INCOME	633	(11)	370	274
Income from Equity Method Investments	4	—	—	4
Net Gains (Losses) on Trust Investments	107	3	1	103
Other Income (Deductions)	39	—	28	11
Net Non-Operating Pension and OPEB Credits (Costs)	62	3	51	8
Interest Expense	(149)	(24)	(97)	(28)

INCOME (LOSS) BEFORE INCOME TAXES	696	(29)	353	372
Income Tax Benefit (Expense)	(121)	37	(40)	(118)

NET INCOME	$575	$8	$313	$254

Reconciling Items Excluded from Net Income(b)	(87)	—	—	(87)

OPERATING EARNINGS (non-GAAP)	$488	$8	$313	$167

Earnings Per Share

NET INCOME	$1.14	$0.02	$0.61	$0.51

Reconciling Items Excluded from Net Income(b)	(0.18)	—	—	(0.18)

OPERATING EARNINGS (non-GAAP)	$0.96	$0.02	$0.61	$0.33

	Three Months Ended September 30, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,302	$(73)	$1,604	$771

OPERATING EXPENSES
Energy Costs	753	(224)	618	359
Operation and Maintenance	745	124	388	233
Depreciation and Amortization	307	8	206	93
Loss on Asset Dispositions	7	—	—	7

Total Operating Expenses	1,812	(92)	1,212	692

OPERATING INCOME	490	19	392	79
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	(3)	1	—	(4)
Other Income (Deductions)	35	(2)	22	15
Net Non-Operating Pension and OPEB Credits (Costs)	55	1	46	8
Interest Expense	(147)	(21)	(92)	(34)

INCOME (LOSS) BEFORE INCOME TAXES	433	(2)	368	67
Income Tax Benefit (Expense)	(30)	8	(24)	(14)

NET INCOME	$403	$6	$344	$53

Reconciling Items Excluded from Net Income(b)	92	—	—	92

OPERATING EARNINGS (non-GAAP)	$495	$6	$344	$145

Earnings Per Share

NET INCOME	$0.79	$0.01	$0.68	$0.10

Reconciling Items Excluded from Net Income(b)	0.19	—	—	0.19

OPERATING EARNINGS (non-GAAP)	$0.98	$0.01	$0.68	$0.29

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Nine Months Ended September 30, 2020
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$7,201	$(447)	$4,999	$2,649

OPERATING EXPENSES
Energy Costs	2,276	(894)	1,881	1,289
Operation and Maintenance	2,254	400	1,175	679
Depreciation and Amortization	956	23	657	276
Gain on Asset Dispositions	(122)	—	—	(122)

Total Operating Expenses	5,364	(471)	3,713	2,122
OPERATING INCOME	1,837	24	1,286	527
Income from Equity Method Investments	10	—	—	10
Net Gains (Losses) on Trust Investments	87	6	2	79
Other Income (Deductions)	81	—	81	—
Non-Operating Pension and OPEB Credits (Costs)	186	7	154	25
Interest Expense	(453)	(70)	(291)	(92)

INCOME (LOSS) BEFORE INCOME TAXES	1,748	(33)	1,232	549
Income Tax Benefit (Expense)	(274)	34	(196)	(112)

NET INCOME	$1,474	$1	$1,036	$437

Reconciling Items Excluded from Net Income (b)	(62)	—	—	(62)

OPERATING EARNINGS (non-GAAP)	$1,412	$1	$1,036	$375

Earnings Per Share

NET INCOME	$2.91	$—	$2.04	$0.87

Reconciling Items Excluded from Net Income (b)	(0.13)	—	—	(0.13)

OPERATING EARNINGS (non-GAAP)	$2.78	$—	$2.04	$0.74

	Nine Months Ended September 30, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$7,598	$(690)	$5,018	$3,270

OPERATING EXPENSES
Energy Costs	2,581	(1,069)	2,094	1,556
Operation and Maintenance	2,251	350	1,165	736
Depreciation and Amortization	928	26	620	282
Loss on Asset Dispositions	402	—	—	402

Total Operating Expenses	6,162	(693)	3,879	2,976

OPERATING INCOME	1,436	3	1,139	294
Income from Equity Method Investments	10	—	—	10
Net Gains (Losses) on Trust Investments	164	3	1	160
Other Income (Deductions)	101	(2)	60	43
Non-Operating Pension and OPEB Credits (Costs)	121	2	105	14
Interest Expense	(417)	(64)	(268)	(85)

INCOME (LOSS) BEFORE INCOME TAXES	1,415	(58)	1,037	436
Income Tax Benefit (Expense)	(159)	31	(63)	(127)

NET INCOME (LOSS)	$1,256	$(27)	$974	$309

Reconciling Items Excluded from Net Income (Loss) (b)	80	32	—	48

OPERATING EARNINGS (non-GAAP)	$1,336	$5	$974	$357

Earnings Per Share

NET INCOME (LOSS)	$2.47	$(0.06)	$1.92	$0.61

Reconciling Items Excluded from Net Income (Loss) (b)	0.17	0.07	—	0.10

OPERATING EARNINGS (non-GAAP)	$2.64	$0.01	$1.92	$0.71

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	September 30,	December 31,
	2020	2019
DEBT
Commercial Paper and Loans	$300	$1,115
Long-Term Debt*	16,885	15,108

Total Debt	17,185	16,223

STOCKHOLDERS’ EQUITY
Common Stock	5,016	5,003
Treasury Stock	(863)	(831)
Retained Earnings	12,135	11,406
Accumulated Other Comprehensive Loss	(452)	(489)

Total Stockholders’ Equity	15,836	15,089

Total Capitalization	$33,021	$31,312

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,474	$1,256
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,043	1,453

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,517	2,709

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,855)	(2,359)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	161	(393)

Net Change in Cash, Cash Equivalents and Restricted Cash	823	(43)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	176	199

Cash, Cash Equivalents and Restricted Cash at End of Period	$999	$156

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

September 30, 2020

Electric Sales

	Three Months	Change vs.	Nine Months	Change vs.
Sales (millions kWh)	Ended	2019	Ended	2019
Residential	5,014	9%	11,127	5%
Commercial & Industrial	7,088	(5%)	19,124	(7%)
Other	74	0%	248	1%

Total	12,176	0%	30,499	(3%)

Gas Sold and Transported

	Three Months	Change vs.	Nine Months	Change vs.
Sales (millions therms)	Ended	2019	Ended	2019
Firm Sales
Residential Sales	95	4%	970	(6%)
Commercial & Industrial	90	(16%)	674	(12%)

Total Firm Sales	185	(7%)	1,644	(9%)

Non-Firm Sales*
Commercial & Industrial	319	(23%)	689	(30%)

Total Non-Firm Sales	319		689

Total Sales	504	(17%)	2,333	(16%)

*	Contract Service Gas rate included in non-firm sales

Weather Data

	Three Months	Change vs.	Nine Months	Change vs.
	Ended	2019	Ended	2019
THI Hours - Actual	14,366	7%	18,420	7%
THI Hours - Normal	12,207		16,372
Degree Days - Actual			2,746	(8%)
Degree Days - Normal			3,072

Attachment 6

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Nuclear - NJ	5,487	5,028	15,491	14,595
Nuclear - PA	2,700	2,752	8,512	8,545

Total Nuclear	8,187	7,780	24,003	23,140

Fossil - Natural Gas - NJ	3,008	3,651	6,678	8,526
Fossil - Natural Gas - NY	1,478	1,357	3,636	3,305
Fossil - Natural Gas - MD	1,276	1,266	3,732	3,488
Fossil - Natural Gas - CT	956	978	2,786	1,185

Total Natural Gas(2)	6,718	7,252	16,832	16,504

Fossil - Coal	(2)	1,249	(16)	3,867

	14,903	16,281	40,819	43,511

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Nuclear - NJ	37%	31%	38%	33%
Nuclear - PA	18%	17%	21%	20%

Total Nuclear	55%	48%	59%	53%

Fossil - Natural Gas - NJ	20%	22%	16%	19%
Fossil - Natural Gas - NY	10%	8%	9%	8%
Fossil - Natural Gas - MD	9%	8%	9%	8%
Fossil - Natural Gas - CT	6%	6%	7%	3%

Total Natural Gas(2)	45%	44%	41%	38%

Fossil - Coal	0%	8%	0%	9%

	100%	100%	100%	100%

(1)	Indicates Period Net Generation, negative value reflects more GWh required to operate plants than were generated. Excludes Solar and Kalaeloa.
(2)	Includes several units that are dual fuel for oil.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Weighted Average Common Shares Outstanding (millions)
Basic	504	504	504	504
Diluted	507	507	507	507
Stock Price at End of Period			$54.91	$62.08
Dividends Paid per Share of Common Stock	$0.49	$0.47	$1.47	$1.41
Dividend Yield			3.6%	3.0%
Book Value per Common Share			$31.43	$29.62
Market Price as a Percent of Book Value			175%	210%

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	($ millions, Unaudited)
Net Income	$575	$403	$1,474	$1,256
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	(100)	4	(73)	(164)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	82	121	82	(195)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	(122)	7	(122)	402
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	—	—	11	—
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	—	58
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	53	(40)	40	(21)

Operating Earnings (non-GAAP)	$488	$495	$1,412	$1,336

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$1.14	$0.79	$2.91	$2.47
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.20)	0.01	(0.15)	(0.32)
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	0.16	0.24	0.16	(0.38)
Plant Retirements and Dispositions, pre-tax (PSEG Power)	(0.24)	0.01	(0.24)	0.79
Oil LOCOM adjustment, pre-tax (PSEG Power)	—	—	0.02	—
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	—	0.11
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	0.10	(0.07)	0.08	(0.03)

Operating Earnings (non-GAAP)	$0.96	$0.98	$2.78	$2.64

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for lease related activity which is calculated at a combined leveraged lease effective tax rate, and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.

Attachment 9

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	($ millions, Unaudited)
Net Income	$254	$53	$437	$309
(Gain) Loss on NDT Fund Related Activity, pre-tax	(100)	4	(73)	(164)
(Gain) Loss on MTM, pre-tax (a)	82	121	82	(195)
Plant Retirements and Dispositions, pre-tax	(122)	7	(122)	402
Oil LOCOM adjustment, pre-tax	—	—	11	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	53	(40)	40	5

Operating Earnings (non-GAAP)	$167	$145	$375	$357
Depreciation and Amortization, pre-tax (c)	89	91	271	278
Interest Expense, pre-tax (c) (d)	28	32	90	80
Income Taxes (c)	65	54	72	122

Adjusted EBITDA (non-GAAP)	$349	$322	$808	$837

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	($ millions, Unaudited)
Net Income (Loss)	$8	$6	$1	$(27)
Lease Related Activity, pre-tax	—	—	—	58
Income Taxes related to Lease related activity(a)	—	—	—	(26)

Operating Earnings (non-GAAP)	$8	$6	$1	$5

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.